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Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Aaron Jagdfeld hereby constitutes and appoints York A. Ragen as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form S-1 (the "Registration Statement") to be filed by Generac Holdings Inc. (the "Registrant") and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/s/ AARON JAGDFELD Aaron Jagdfeld	October 14, 2009

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  Exhibit 24.1
POWER OF ATTORNEY